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                                                                   EXHIBIT 10.28

                        [BEVERLY HILLS LTD. LETTERHEAD]



September 8, 1999

Charlie Coane, VP Sales and Marketing
Sports Byline USA, Inc.
300 Broadway
San Francisco, California

RE:  Airtime and Internet Advertising Agreement

Dear Mr. Coane:

Marc Barhonovich has forwarded to me for review and for my signature, on behalf of Beverly Hills, Ltd., of the proposed "Attachment A" airtime and internet advertising agreement which accompanied your letter to him dated July 30, 1999, along with a copy of that letter.

Whenever agreeing to issue any shares of stock, we are obliged to take measures to ensure that the prospective recipient is an "accredited investor", as that term is known under applicable SEC Rules and Regulations.

In connection with our effort to ensure that Sports Byline USA, Inc. is an accredited investor, we are enclosing an Investment Letter, which sets forth certain standard representations and understandings relating to the prospective issuance of stock. If all of these representations and acknowledgments are correct, we ask that the Investment Letter be signed by an authorized officer of Sports Byline USA, Inc. and returned to us.

We are also obliged to ensure that, in relation to the proposed issuance of stock, there is no possibility of our having made any incorrect representations, or any agreements which, for whatever reason, however unanticipated, we may later prove unable to perform. As a measure of our caution in these regards, there are certain aspects of our understanding which were referred to in your letter of July 30, 1999 and which need to be clarified:

     (1) The shares to be issued to Sports Byline USA, Inc. have not been registered, will be restricted and may not be sold or otherwise transferred except in accordance with Rule 144 of the Securities and Exchange Act of 1933.
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Charlie Coane, VP Sales and Marketing
Sports Byline USA, Inc.
September 8, 1999
Page 2

     (2) We intend that Beverly Hills, Ltd. will become a reporting company, and that appropriate registrations will be filed so as to enable successive blocks of 25,000 shares to become non-restricted at the end of each of successive calendar quarter beginning with the quarter ending 12/31/99 (until such time as any shares remaining restricted may become unrestricted through the passage of time and compliance with Rule 144), and that, as stated in your letter, the company's stock will be trading and viable after June 3, 2000 on the NASDAQ bulletin board or higher. The company will make its best efforts, but can make no guarantee in these regards. Therefore, while the issuance of stock is the preferred method of payment, cash has been agreed to as an acceptable alternative method of payment for all or any portion of the airtime and related services not paid for in stock, and there is no assurance that all or any of the subject shares will be issued.

     (3) We will utilize our best efforts to issue all 250,000 shares within sixty (60) days from the date on which we receive a countersigned copy of this letter and the signed Investment Letter. If, after the Issuance of the shares, the conditions stated in (2) above cannot be met with respect to all or any portion of the shares, those shares shall be surrendered back to Beverly Hills, Ltd. in exchange for the equivalent cash payment (determined per Attachment A on a media consumed basis).

     (4) Beverly Hills, Ltd. retains the right to terminate the agreement by written notice if, for any reason, it is unable to make payment in conforming stock, or to cause the stock to become non-restricted in accordance with the quarter-annual schedule. In such event, Beverly Hills, Ltd. will be responsible to make payment in cash for all airtime consumed and other services received (per Attachment A) up to that point in time, but will have no other or further liability or responsibility to Sports Byline USA, Inc.

     (5) Beverly Hills, Limited has the option of using the airtime and Internet advertising immediately upon signature of this agreement.

In addition to returning the duly executed Investment Letter, kindly return a copy of this letter, countersigned by an authorized officer of Sports Byline USA, Inc. to signify its agreement to (1), (2) and (3) above. Upon receipt of both items, I will countersign and fax to you the Attachment A.

We look forward to an excellent and mutually beneficial relationship.

Very truly yours,

/s/ CHARLES WILLIAMS V.P.
Charles Williams,
Vice President
Agreed:   Sports Byline USA, (A California limited Partnership)

          By: /s/ [ILLEGIBLE]
              -------------------
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                        [BEVERLY HILLS LTD. LETTERHEAD]

                               INVESTMENT LETTER

Fidelity Transfer Company
357 South 200 East
Salt Lake City, Utah 84111

RE:  Proposed acquisition of shares
     of Beverly Hills, Ltd. (BLTD, OR THE COMPANY) by Sports Byline USA. (WE)

Gentlemen:

     Pursuant to the written agreement(s) between the undersigned and BLTD (collectively, the SUBSCRIPTION DOCUMENTS), We acknowledge that We have approved this acquisition of shares (which are to be issued in exchange for commercial advertising airtime and related services, and without any cash payment by us) and that We have received and personally reviewed copies of any and all material documents which we may have requested regarding the Company. We represent that no director or office of the Company or any associate of either has solicited this acquisition of shares and that We are an ACCREDITED INVESTOR, as that term is known under the Rules and Regulations of the Securities and Exchange Commission, or that We have sufficient knowledge and experience to understand the nature of the acquisition and are fully capable of bearing the economic risk of the loss of our entire cost basis.

     We understand that you will make available to us for our inspection, in connection with our acquisition of the shares, such books and records of the Company as we may request, and that We have been encouraged to review the information and ask any questions We may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company.

     We intend that you rely on all of our representations made herein and those in the Subscription Documents We provided to the Company for use by the Company as they are made to induce you to issue us the shares of the Company pursuant to the Subscription Documents, and We further represent (of our personal knowledge or by virtue of our reliance on one or more personal representatives), and agree as follows, to wit:

     1. That the shares being acquired by us are being received for investment purposes and not
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with a view toward further distribution;

     2. That We have a full and complete understanding of the phrase FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD FURTHER DISTRIBUTION.

     3. That We shall not sell, offer to sell, transfer, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations; and

     4. We fully understand that our cost basis in the shares which are being acquired is risk capital and We are fully capable of bearing the economic risks associated with this investment, without qualification.

     5. You are requested and instructed to issue the certificate(s) for the shares as follows, to wit.



                              SPORTS BYLINE U.S.A.
     --------------------------------------------------------------


     --------------------------------------------------------------


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DATED this 8th day of September, 1999.

Very truly yours,





SPORTS BYLINE USA, (A California Limited Partnership)


By:  [ILLEGIBLE]
   ----------------------------


Title:  President
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